Exhibit 5.3

CERTIFICATE OF DONALD F. EARNEST

     I hereby consent to the reference to my name in the prospectus included in this Registration Statement on Form F-10, to be filed with the United States Securities and Exchange Commission, under the caption “Expert”.

/s/ Donald F. Earnest

Donald F. Earnest

March 20, 2004
Los Angeles, California